Exhibit 4.1
COUNTERSIGNED AND REGISTERED : EQUINITI TRUST COMPANY, LLC BROOKLYN , NY TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIG N ATU R E Dated: NUMBER transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate duly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and By laws of the Corporation, as now in effect or as hereafter amended. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA This Certifies That: is the owner of SEE REVERSE FOR CERTAIN DEFINITIONS CUSP 349381 10 3 CLASS A COMMON STOCK CHIEF EXECUTIVE OFFICER CHIEF LEGAL OFFICER AND CORPORATE SECRETARY SHARES Figure Technology Solutions, Inc. FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF $0.0001 PAR VALUE EACH OF Figure Technology Solutions, Inc. SPECIMEN - NOT NEGOTIABLE SPECIMEN not negotiable
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - ....................Custodian.................... TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants in common Act................... (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.